Exhibit 10.1

Execution Version

AMENDMENT AND RESTATEMENT AGREEMENT

AMENDMENT AND RESTATEMENT AGREEMENT, dated as of May 27, 2021 (this “Restatement Agreement”) by and among Diamond S Shipping Inc., a Marshall Islands corporation (“DSS Inc.” or the “Borrower”), the Lenders party hereto constituting Required Lenders under the Original Credit Agreement (as defined below) (the “Consenting Lenders”), NORDEA BANK ABP, NEW YORK BRANCH, as Administrative Agent (in such capacity, the “Administrative Agent”) and as Collateral Agent under the Security Documents, and International Seaways, Inc., a Marshall Islands corporation (“INSW” or “Holdings”, as the context may require).

PRELIMINARY STATEMENTS

A.               The Borrower, the Administrative Agent, the Collateral Agent and the Lenders party thereto from time to time are party to that certain Credit Agreement, dated as of March 27, 2019 (as amended, restated, amended and restated, supplemented and/or otherwise modified from time to time prior to the date hereof, the “Original Credit Agreement”).

B.                 Reference is made to the Agreement and Plan of Merger, dated March 30, 2021 by and among INSW, Dispatch Transaction Sub, Inc., a Marshall Islands corporation (“Merger Sub”), and DSS Inc. (the “Merger Agreement”), pursuant to which INSW intends to acquire, in a “friendly” transaction, DSS Inc. by way of a merger of Merger Sub with and into DSS Inc., with DSS Inc. continuing as the surviving entity of such merger and as a wholly-owned subsidiary of INSW (the “Merger”). Immediately following the Merger, INSW will contribute all the shares of DSS Inc. to International Seaways Operating Corporation (“ISOC”). The Merger, the contribution of DSS Inc. to ISOC, and all transactions related thereto under the Merger Agreement are referred to herein as the “Merger Transactions”.

C.                In addition, reference is made to that certain amendment request letter dated March 9, 2021 (the “Request Letter”) and that certain consent letter dated March 30, 2021 (the “Consent Letter”), pursuant to which the Borrower has requested and the Lenders under the Original Credit Agreement have (i) consented to the Merger Transactions, (ii) provided waivers of certain provisions of the Original Credit Agreement in connection with the Merger Transactions and certain other matters and (iii) agreed to amend certain other provisions of the Original Credit Agreement.

D.                Pursuant to the Request Letter, the Borrower has also requested that the Original Credit Agreement be amended and restated on the Restatement Date (as defined below) to reflect the combined corporate structure as a result of the Merger Transactions and to harmonize certain covenants with those applicable to INSW under that certain US$390 Million Credit Agreement, dated as of January 23, 2020 by and among ISOC, as the borrower, INSW, as holdings, the lenders party thereto from time to time, Nordea Bank Abp, New York Branch, as administrative agent, collateral agent and security trustee, and the other parties thereto (as amended, restated, amended and restated, supplemented and/or otherwise modified from time to time prior to the date hereof, the “INSW Credit Agreement”). The Merger Transactions, the consents, waivers and amendments contemplated by the Consent Letter and this Restatement Agreement, and all transactions related thereto are referred to herein as the “Transactions”.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the sufficiency and receipt of all of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.  Definitions. Capitalized terms not otherwise defined in this Restatement Agreement have the same meanings as specified in the Amended and Restated Credit Agreement or, if not defined therein, in the Original Credit Agreement.

SECTION 2.  Conditions to the Effective Date. This Restatement Agreement shall become effective on and after the date on which the following conditions shall have been satisfied (the “Effective Date”):

(a)               This Restatement Agreement shall have been executed and delivered by the Borrower, the Subsidiary Guarantors, the Administrative Agent, the Collateral Agent, INSW and the Consenting Lenders.

(b)               INSW shall have executed and delivered to the Administrative Agent, a Guaranty substantially the form attached hereto as Annex B hereto (the “Holdings Guaranty Agreement”), guaranteeing all the obligations of the Borrower and each Subsidiary Guarantor under the Amended and Restated Credit Agreement and the other Credit Documents and the Other Obligations.

(c)                The Administrative Agent and each of the Lenders shall have received all “know your customer” information required pursuant to the PATRIOT Act and the Beneficial Ownership Regulation in connection with their respective internal compliance regulations or other information requested by any Lender or the Administrative Agent to satisfy related checks under all applicable laws and regulations pursuant to the transactions contemplated hereby, in each case, to the extent requested by any Lender (which shall make such request through the Administrative Agent) or the Administrative Agent not later than five (5) Business Days prior to the Effective Date.

(d)                The Administrative Agent shall have received an officer’s certificate of the Borrower and each Subsidiary Guarantor in form and substance reasonably acceptable to the Administrative Agent signed by an Authorized Officer of the Borrower and each such Subsidiary Guarantor, with appropriate insertions, (i) together with copies of the Organizational Documents of the Borrower and each such Subsidiary Guarantor (or, in lieu thereof, a certification by each such Authorized Officer that the Organizational Documents attached to the certificates delivered to the Administrative Agent by the Borrower and each such Subsidiary Guarantor in connection with the Closing Date pursuant to Section 5.01(c) of the Original Credit Agreement remain in full force and effect on the Effective Date without modification or amendment since the Closing Date), good standing certificates for the Borrower and each such Subsidiary Guarantor and the resolutions of the Borrower and each such Subsidiary Guarantor referred to in such certificate authorizing the entry into of this Restatement Agreement and the consummation of the Transactions and (ii) in the case of the certificate of the Borrower, certifying that the conditions set forth in clauses (f) and (g) of this Section 2 are satisfied.

(e)              The Administrative Agent shall have received a certificate of INSW in form and substance reasonably acceptable to the Administrative Agent signed by an Authorized Officer of INSW, with appropriate insertions, together with copies of the Organizational Documents of INSW, a good standing certificate, and the resolutions of INSW referred to in such certificate authorizing the entry into this Restatement Agreement, the Holdings Guaranty Agreement and consummation of the Transactions.

(f)              On and as of the Effective Date, all representations and warranties of the Borrower and its Subsidiaries contained in this Restatement Agreement, the Original Credit Agreement or in any other Credit Document shall be true and correct in all material respects (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

(g)               On and as of the Effective Date, no Default or Event of Default shall have occurred and be continuing.

(h)               The Administrative Agent shall have received, on behalf of itself and the Lenders, the following legal opinions with respect to this Restatement Agreement and the Holdings Guaranty Agreement:

(i)                special New York counsel to each of the Credit Parties and INSW (which shall be Holland & Knight LLP or another New York law firm reasonably acceptable to the Administrative Agent), an opinion addressed to the Administrative Agent and each of the Lenders and dated as of the Effective Date as to matters of New York law and Delaware corporate law, and

(ii)               special Republic of the Marshall Islands counsel to each of the Credit Parties and INSW (which shall be Holland & Knight LLP or another law firm qualified to render an opinion as to the Republic of the Marshall Islands law reasonably acceptable to the Administrative Agent), an opinion addressed to the Administrative Agent and each of the Lenders and dated as of the Effective Date.

(i)                The Consent Letter and the waivers and amendments contained therein shall be in full force and effect and shall not have been terminated in accordance with the terms of the Consent Letter.

(j)               Since March 30, 2021, there shall not have occurred any Diamond Material Adverse Effect (as defined in the Merger Agreement, as in effect on the date hereof) or Seaways Material Adverse Effect (as defined in the Merger Agreement, as in effect on the date hereof) that is continuing as of the Effective Date.

(k)                On the Effective Date, the Administrative Agent shall deliver written notice to the Lenders, the Credit Parties and INSW of the occurrence of the Effective Date.

SECTION 3. Amendment and Restatement. Subject to the occurrence of the Restatement Date (as defined below), the Borrower and the Lenders party hereto agree to amend and restate the Original Credit Agreement as follows: (i) the Original Credit Agreement will be amended and restated in its entirety in the form attached as Annex A hereto, (ii) Schedules I through XI to the Original Credit Agreement will be amended and restated in the form attached hereto as Annex C, (iii) Schedules 1.01(a), 1.01(b), 6.06(a), 6.06(c), 6.18, 7.14, 8.01(b), 8.04(a) and 8.09(d) to the Amended and Restated Credit Agreement will be set forth on as Exhibit 1 to the Restatement Date Certificate (as defined below) (the “Disclosure Schedules”), (iv) Exhibit H to the Original Credit Agreement will be amended and restated in its entirety in the form attached hereto as Annex D hereto, (v) Exhibit K to the Amended and Restated Credit Agreement is attached as Annex E hereto and (vi) Exhibit L to the Amended and Restated Credit Agreement is attached as Annex F hereto.

SECTION 4.   Conditions to the Restatement Date. The amendment and restatement of the Original Credit Agreement set forth in Section 3 and the Holdings Guaranty Agreement shall become effective on and after the date when the following conditions shall have been satisfied (the “Restatement Date”):

(a)               The Effective Date shall have occurred.

(b)             The Intercompany Subordination Agreement (as defined in the Amended and Restated Credit Agreement) shall have been executed and delivered by INSW, the Borrower, and the Subsidiary Guarantors.

(c)             The Administrative Agent will have received a closing certificate from an Authorized Officer of INSW in the form attached hereto as Annex G (the “Restatement Date Certificate”), together with all attachments thereto, certifying as to the satisfaction of the conditions set forth in Sections 4(d), 4(e), 4(g), 4(h), 4(i) and 4(j) of this Restatement Agreement and attaching the Disclosure Schedules.

(d)               The Merger Transactions will have been consummated concurrently with the Restatement Date substantially in accordance with the Merger Agreement, without any waiver, amendment or modification thereof, in each case, that is materially adverse to the Lenders unless consented to in writing by the Administrative Agent (such consent not to be unreasonably withheld or delayed).

(e)               The Consent Letter, and the waivers and amendments contained therein shall be in full force and effect and shall not have been terminated in accordance with the terms of the Consent Letter.

(f)                INSW shall cause to be delivered to the Administrative Agent a solvency certificate from an Authorized Officer of INSW, substantially in the form of Exhibit L to the Amended and Restated Credit Agreement, which shall be addressed to the Administrative Agent and dated as of the Restatement Date, setting forth the conclusion that, after giving effect to the Transactions, each Credit Party individually (after giving effect to rights of contribution and subrogation) and INSW and its Subsidiaries taken as a whole, are not insolvent, and will not be left with unreasonably small capital with which to engage in its business and will not have incurred debts beyond its ability to pay such debts as they become due.

(g)               On the Restatement Date, after giving effect to the consummation of the Transactions and the performance by the Credit Parties of the Credit Documents, the obligations incurred in connection therewith and the other transactions contemplated hereby, (i) there shall be no conflict with, or default under the INSW Credit Agreement or any other material agreement to which INSW, the Borrower or any Subsidiary Guarantor is a party and (ii) INSW and its Subsidiaries shall be in pro forma compliance with all Financial Covenants set forth in the INSW Credit Agreement.

(h)               On the Restatement Date, after giving effect to the consummation of the Transactions, INSW and its Subsidiaries shall have no outstanding Financial Indebtedness (as defined in the Amended and Restated Credit Agreement) or Contingent Obligations (as defined in the Amended and Restated Credit Agreement) except for those expressly permitted under the Credit Documents.

(i)                 On and as of the Restatement Date, all representations and warranties of INSW and its Subsidiaries contained in this Restatement Agreement, the Amended and Restated Credit Agreement or in any other Credit Document shall be true and correct in all material respects (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

(j)               Since the Effective Date, there shall not have occurred any Diamond Material Adverse Effect (as defined in the Merger Agreement, as in effect on the date hereof) or Seaways Material Adverse Effect (as defined in the Merger Agreement, as in effect on the date hereof) that is continuing as of the Restatement Date.

(k)                The Administrative Agent shall have received, on behalf of itself and the Lenders, the following legal opinions with respect to the Amended and Restated Credit Agreement, the Holdings Guaranty Agreement and the Intercompany Subordination Agreement and any other Credit Documents not covered by the opinions delivered in Section 2(g) of this Restatement Agreement:

(i)               special New York counsel to each of the Credit Parties (including INSW) (which shall be Holland & Knight LLP or another New York law firm reasonably acceptable to the Administrative Agent), an opinion addressed to the Administrative Agent and each of the Lenders and dated as of the Restatement Date as to matters of New York law and Delaware corporate law, and

(ii)               special Republic of the Marshall Islands counsel to each of the Credit Parties (which shall be Holland & Knight LLP or another law firm qualified to render an opinion as to the Republic of the Marshall Islands law reasonably acceptable to the Administrative Agent), an opinion addressed to the Administrative Agent and each of the Lenders and dated as of the Restatement Date.

(l)                 INSW shall have delivered to the Administrative Agent (i) the audited consolidated balance sheets and related consolidated statements of operations, stockholders’ equity and cash flows of Holdings and its Subsidiaries (other than the DSS Group) as of the fiscal year ended December 31, 2020, (ii) the unaudited consolidated balance sheets and related consolidated statements of operations, stockholders’ equity and cash flows of Holdings and its Subsidiaries (other than the DSS Group) for each fiscal quarter ended at least 45 days prior to the Restatement Date (the financial statements referred to in clauses (i) and (ii), collectively, the “Historical Financial Statements”) and (iii) pro forma consolidated balance sheet of INSW and its Subsidiaries (including DSS Inc. and its Subsidiaries) and a pro forma consolidated statement of income of INSW and its Subsidiaries as of and for the twelve-month period ending on the last day of the most recently completed four fiscal quarter period ended at least 45 days (or 90 days with respect to any four fiscal quarter period ending on the last day of a fiscal year) before the Restatement Date, prepared after giving effect to the Transactions as if the Transactions had occurred at the beginning of such period; provided that the requirement to deliver the pro forma financial statements referred to in this clause (l)(iii) may be satisfied by delivery of a registration statement on Form S-4 which includes such pro forma financial information and which Form S-4 has been posted on the SEC website accessible through http://www.sec.gov/edgar/searchedgar/webusers.htm or such successor webpage of the SEC thereto. The Historical Financial Statements have been prepared in accordance with GAAP consistently applied throughout the applicable period covered, respectively, thereby and present fairly and accurately in all material respects the financial condition and results of operations and, if applicable, cash flows of INSW and its Subsidiaries as of the dates and for the periods to which they relate (subject, in the case of interim financial statements, to normal year-end audit adjustments and the absence of footnotes). Except as set forth in the Historical Financial Statements and the most recent financial statements delivered by the Borrower pursuant to Sections 7.01(a) and 7.01(b) of the Original Credit Agreement, as of the Restatement Date, there are no liabilities of Holdings, the Borrower or any of their respective Subsidiaries of any kind, whether accrued, contingent, absolute, determined, determinable or otherwise, that would reasonably be expected to have (i) with respect to the DSS Group, a Diamond Material Adverse Effect (as defined in the Merger Agreement, as in effect on the date hereof) or (ii) with respect to INSW and its Subsidiaries, a Seaways Material Adverse Effect (as defined in the Merger Agreement, as in effect on the date hereof).

(m)              INSW shall have delivered to the Administrative Agent forecasts of financial performance consisting of projected income statements, balance sheets and cash flows of INSW and its Subsidiaries, for the fiscal years 2021-2024 (the “Projections”) and the assumptions upon which the Projections are based. The Projections have been prepared in good faith by Holdings based upon assumptions that are reasonable at the time made and at the time the related Projections are made available to the Lenders (it being understood by the parties that projections by their nature are inherently uncertain, no assurances are being given that the results reflected in such Projections will be achieved, that actual results may differ and that such differences may be material).

(n)                For the account of each Consenting Lender, a non-refundable consent fee equal to 0.20% of the aggregate principal amount of Loans and undrawn Commitments of such Lender as of the date of this Agreement, which fee will be due and payable on the Restatement Date to the Administrative Agent for further distribution to each such Consenting Lender.

(o)               Payment of all fees and all other reasonable fees and documented out-of-pocket costs and expenses (including, without limitation, the reasonable legal fees and expenses of White & Case LLP and other local counsel to the Administrative Agent) and other compensation due and payable on or prior to the Restatement Date, in each case, payable to the Administrative Agent, the Collateral Agent and the Lenders in respect of the transactions contemplated by this Restatement Agreement to the extent reasonably invoiced at least two (2) Business Days prior to the Restatement Date.

(p)               The Administrative Agent and each of the Lenders shall have received all “know your customer” information required pursuant to the PATRIOT Act and the Beneficial Ownership Regulation in connection with their respective internal compliance regulations or other information requested by any Lender or the Administrative Agent to satisfy related checks under all applicable laws and regulations pursuant to the transactions contemplated hereby, in each case, to the extent requested by any Lender (which shall make such request through the Administrative Agent) or the Administrative Agent not later than five (5) Business Days prior to the Restatement Date.

(q)               On the Restatement Date, the Administrative Agent shall deliver written notice to the Lenders, the Credit Parties and INSW of the occurrence of the Restatement Date.

SECTION 5.   Effect of Restatement; Miscellaneous.

(a)               On and after the Restatement Date, the Amended and Restated Credit Agreement shall amend and restate the Original Credit Agreement in its entirety, with the parties hereby agreeing that there is no novation of the Original Credit Agreement and from and after the effectiveness of the Amended and Restated Credit Agreement, the rights and obligations of the parties under the Original Credit Agreement shall be subsumed and governed by the Amended and Restated Credit Agreement. From and after the Restatement Date, (i) each reference in the Amended and Restatement Credit Agreement and the other Credit Documents to “the Credit Agreement”, “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import and each reference to the Credit Agreement in any other Credit Document shall be deemed a reference to the Amended and Restated Credit Agreement, and (ii) the “Obligations” and “Secured Obligations” under, and each as defined in, the Original Credit Agreement shall continue as Obligations and Secured Obligations under the Amended and Restated Credit Agreement.

(b)                This Restatement Agreement may not be amended, modified or waived except in accordance with Section 11.12 of the Original Credit Agreement.

(c)               This Restatement Agreement shall constitute a “Credit Document” for all purposes of the Original Credit Agreement, the Amended and Restated Credit Agreement and the other Credit Documents.

SECTION 6.   Reaffirmation and Further Consent.

(a)                 Each Credit Party party hereto hereby consents to the terms and conditions of this Restatement Agreement.

(b)                Each Credit Party that is party hereto hereby acknowledges that it has reviewed the terms and provisions of the Amended and Restated Credit Agreement and consents to the amendment and restatement of the Original Credit Agreement effected pursuant to the Amended and Restated Credit Agreement. Each Credit Party that is party hereto acknowledges and agrees that any of the Credit Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Restatement Agreement.

(c)                Each Credit Party hereby acknowledges and agrees that, after giving effect to the Effective Date and the Restatement Date, as applicable, all of its respective obligations and liabilities under the Credit Documents to which it is a party, as such obligations and liabilities have been amended by this Restatement Agreement, are reaffirmed, and remain in full force and effect.

(d)               After giving effect to this Restatement Agreement, each Credit Party reaffirms each Lien granted by it to the Collateral Agent for the benefit of the Secured Creditors under each of the Security Documents to which it is a party, which Liens shall continue in full force and effect during the term of the Original Credit Agreement, as amended by this Restatement Agreement, and shall continue to secure the Secured Obligations (after giving effect to this Restatement Agreement), in each case, on and subject to the terms and conditions set forth in the Original Credit Agreement, as amended by this Restatement Agreement, and the other Credit Documents.

SECTION 7.   Execution in Counterparts. This Restatement Agreement may be executed by one or more of the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Restatement Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Restatement Agreement. The words “execution,” “signed,” “signature,” and words of like import in this Restatement Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar applicable state laws based on the Uniform Electronic Transactions Act.

SECTION 8.   Successors. This Restatement Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

SECTION 9. GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL. THIS RESTATEMENT AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. Section 11.09 of the Original Credit Agreement is incorporated herein by reference, mutatis mutandis.

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IN WITNESS WHEREOF, the parties hereto have caused this Restatement Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

DIAMOND S SHIPPING INC., as the Borrower

By:	/s/ Kevin M. Kilcullen
	Name:	Kevin M. Kilcullen
	Title:	Chief Financial Officer

INTERNATIONAL SEAWAYS, INC., as Holdings

By:	/s/ James D. Smalls
	Name:	James D. Smalls
	Title:	Chief Administrative Officer, Senior Vice President, Secretary and General Counsel

[Signature Page to DSS 360 Amendment and Restatement Agreement]

NORDEA BANK ABP, NEW YORK BRANCH, individually, as Administrative Agent and Collateral Agent

By:	/s/ Oddbjørn Warpe
Name: Oddbjørn Warpe
Title: Executive Director

By:	/s/ Martin Lunder
Name: Martin Lunder
Title: Managing Director

NORDEA BANK ABP, NEW YORK BRANCH, as Lender

By:	/s/ Oddbjørn Warpe
Name: Oddbjørn Warpe
Title: Executive Director

By:	/s/ Martin Lunder
Name: Martin Lunder
Title: Managing Director

[Signature Page to DSS 360 Amendment and Restatement Agreement]

SKANDINAVISKA ENSKILDA BANKEN AB (PUBL), as Lender

By:	/s/ Mats Holmström
Name: Mats Holmström
Title: Bank Official

By:	/s/ Henrik Herodes
Name: Henrik Herodes
Title: Bank Official

[Signature Page to DSS 360 Amendment and Restatement Agreement]

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as Lender

By:	/s/ Manon Didier
Name: Manon Didier
Title: Vice President

By:	/s/ Georgios Gkanasoulls
Name: Georgios Gkanasoulls
Title: Director

[Signature Page to DSS 360 Amendment and Restatement Agreement]

NATIONAL AUSTRALIA BANK LIMITED, as Lender

By:	/s/ Daniel Carr
Name: Daniel Carr
Title: Head of Asset Finance & Leasing, North America

[Signature Page to DSS 360 Amendment and Restatement Agreement]

BNP PARIBAS, as Lender

By:	/s/ Eric Dulcire
Name: Eric Dulcire
Title: Managing Director

By:	/s/ Marion Fievez
Name: Marion Fievez
Title: Managing Director

[Signature Page to DSS 360 Amendment and Restatement Agreement]

Miltiadis M II Carriers Corp.

Asterias Crude Carriers S.A.

Navarro International S.A.

Sorrel Shipmanagement Inc.

Wind Dancer Shipping Inc.

Belerion Maritime Co.

Iraklitos Shipping Company

Canvey Shipmanagement Co.

Apollonas Shipping Company

Epicurus Shipping Company

Splendor Shipholding S.A.

Lorenzo Shipmanagement Inc.

Laredo Maritime Inc.

Shipping Rider Co.

Polarwind Maritime S.A.

Centurion Navigation Limited

Tempest Maritime Inc.

Carnation Shipping Company

Adrian Shipholding Inc.,

Titanas Product Carrier S.A.

Isiodos Product Carrier S.A.

Iason Product Carrier S.A.

Filonikis Product Carrier S.A.

each as a Subsidiary Guarantor

By:	/s/ Kevin M. Kilcullen
Name: Kevin M. Kilcullen
Title: Authorized Signatory

[Signature Page to DSS 360 Amendment and Restatement Agreement]

DSS Vessel III LLC

Diamond S Shipping III LLC

CVI Atlantic Breeze, LLC

CVI Citron, LLC

DSS Citrus LLC

each as a Subsidiary Guarantor

By:	/s/ Kevin M. Kilcullen
Name: Kevin M. Kilcullen
Title: Authorized Signatory

[Signature Page to DSS 360 Amendment and Restatement Agreement]

ANNEX A

AMENDED AND RESTATED CREDIT AGREEMENT

[SEE ATTACHED]

ANNEX B

HOLDINGS GUARANTY AGREEMENT

[SEE ATTACHED]

ANNEX C

AMENDED AND RESTATED SCHEDULES I-XI

[SEE ATTACHED]

ANNEX D

FORM OF EXHIBIT H TO THE AMENDED AND RESTATED CREDIT AGREEMENT

[SEE ATTACHED]

ANNEX E

FORM OF EXHIBIT K TO THE AMENDED AND RESTATED CREDIT AGREEMENT

[SEE ATTACHED]

ANNEX F

FORM OF EXHIBIT L TO THE AMENDED AND RESTATED CREDIT AGREEMENT

[SEE ATTACHED]

ANNEX G

FORM OF RESTATEMENT DATE CERTIFICATE

[SEE ATTACHED]